Exhibit 10.3

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Escrow Agreement") is made as of March 26, 1999 by and among NEOSE TECHNOLOGIES, INC., a Delaware corporation ("Neose"), CYTEL CORPORATION, a Delaware corporation ("Cytel"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION (the "Escrow Agent").

                                   Background

         At the Closing today under the Asset Purchase Agreement dated as of the date hereof (the "Asset Purchase Agreement"), Neose is purchasing the Purchased Assets, including the Patents that are the subject of this Escrow Agreement.

         This Escrow Agreement is being entered into pursuant to the Asset Purchase Agreement. Unless otherwise defined herein, terms are used herein as defined in the Asset Purchase Agreement.

                                   Witnesseth

         NOW, THEREFORE, in consideration of the respective covenants contained herein and in the Asset Purchase Agreement and intending to be legally bound, the parties hereto agree as follows:

1.       Appointment and Acceptance of Escrow Agent.

         Neose and Cytel hereby appoint the Escrow Agent as their agent hereunder to serve in accordance with the terms and conditions of this Escrow Agreement. The Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2.       Escrow Funds.

         2.1 Simultaneously with the execution hereof, Neose shall deposit with the Escrow Agent a portion of the Purchase Price in the amount of $1,500,000 (the "Escrow Funds"), the receipt of which is hereby acknowledged by the Escrow Agent.

         2.2 The Escrow Funds shall be held and disbursed by the Escrow Agent as hereinafter provided. The Escrow Funds shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purpose set forth in this Escrow Agreement.


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

         2.3 The Escrow Funds shall be invested exclusively in (i) any money market mutual fund that invests exclusively in obligations of the United States Government, or any agencies or instrumentalities thereof or any combination of the foregoing, (ii) short-term obligations issued by the United States Treasury, and (iii) such other government securities as may be approved jointly in writing from time to time by Neose and Cytel. Any interest income or other investment proceeds earned on the Escrow Funds ("Investment Income") shall be distributed as provided in Section 4.1 and/or Section 4.2.

3.       Required Actions for Certain Patent Matters.

         3.1 Cytel shall use commercially reasonable efforts to complete, by no later than [*] (the "Completion Date"), the following actions set forth in subsections 3.1.1, 3.1.2 and 3.1.3 hereof ("Required Actions") with respect to certain Patents included in the Purchased Assets in accordance with the applicable standard specified below (the "Applicable Standard"):

                  3.1.1 With respect to the Patents more specifically described in Section 3.1.1 of Exhibit A hereto [*], by the Completion Date Cytel shall provide documentation reasonably satisfactory to Neose that (a) [*] associated with [*] listed in the [*], and [*] associated with the [*] listed in the [*], respectively, all of each such [*], at no additional cost, obligation or burden to Neose, and (b) either [*] has been [*], at no additional cost, obligation or burden to Neose, or [*] have entered into an [*] in the [*], at no additional cost, obligation or burden to Neose.

                  3.1.2 With respect to the Patents more specifically described in Section 3.1.2 of Exhibit A hereto (the [*]), by the Completion Date Cytel shall provide documentation reasonably satisfactory to Neose that each [*] of the [*] by the [*] and each of [*], at no additional cost, obligation or burden to Neose, [*] of such [*], respectively, to the [*].



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* INDICATES PORTION OF THIS EXHIBIT THAT HAVE BEEN OMITTED. SUCH PORTIONS HAVE
BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

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


                  3.1.3 With respect to [*], by the Completion Date Cytel shall provide documentation reasonably satisfactory to Neose that [*] have been [*] at no additional cost, obligation or burden to Neose, and in a manner that [*] and its [*], if any, [*] that were the [*] at no additional cost, obligation or burden to [*]. A grant by [*] to the other party to the [*] in connection with the [*] of a [*] from the [*] that were the [*] to be at [*].

         3.2 Upon receipt of documentation identified in writing as final ("final documentation") with respect to a Required Action under any subsection of Section 3.1, Neose shall have 30 days to determine if such final documentation satisfies the Applicable Standard with respect to any such Required Action. If Neose does not provide a Dispute Notice (as defined in
Section 3.3) to Cytel within such 30-day period, the Required Action for which Cytel submitted final documentation shall be deemed to have been completed. In the case of Sections 3.1.1 and 3.1.2 above, Cytel may submit to Neose for its review and approval in advance the proposed documentation to be submitted to the applicable parties for signature in order to satisfy the Applicable Standard with respect to the applicable Required Action. If Neose approves the form of such proposed documentation prior to its execution, then Neose shall be deemed to have determined that such documentation, when signed by the relevant parties and submitted as final documentation by Cytel, satisfies the Applicable Standard with respect to the applicable Required Action.

         3.3 If Neose determines that the final documentation provided by Cytel with respect to a Required Action does not satisfy the relevant Applicable Standard, Neose shall provide written notice to Cytel of such determination (the "Dispute Notice") within 30 days after receipt of the documentation from Cytel. Following receipt of the Dispute Notice, Cytel may take either of the following actions:

                  3.3.1 provide written notice to Neose within 15 days after its receipt of the Dispute Notice that it does not intend to provide any further documentation with respect to such disputed Required Action and request in such notice that the parties promptly (and in any event within 10 days) submit the dispute to patent counsel at a law firm of national reputation mutually appointed by Neose and Cytel (which counsel and firm do not then represent and have not previously represented either Neose or Cytel or any of their Affiliates) (the "IP Firm") for a determination in accordance with Section 3.5 of whether the Applicable Standard has been satisfied with respect to the disputed Required Action; or

                  3.3.2 at any time on or prior to the Completion Date, provide further documentation to Neose to show compliance with the Applicable Standard with respect to such Required Action accompanied by written notice to Neose whether or not Cytel reserves the right to provide additional further documentation with respect to such Required Action on or prior to the Completion Date.

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* INDICATES PORTION OF THIS EXHIBIT THAT HAVE BEEN OMITTED. SUCH PORTIONS HAVE
BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

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


         3.4 If, pursuant to Section 3.3.2, Cytel provides further documentation to Neose with respect to a disputed Required Action, Neose shall have 15 days after its receipt of the documentation to provide a Dispute Notice to Cytel. If Neose does not provide a Dispute Notice to Cytel within such 15-day period, the Required Action at issue shall be deemed to have been completed. If Neose provides a Dispute Notice to Cytel within such 15-day period and Cytel's notice to Neose pursuant to Section 3.3.2 did not reserve the right to provide additional further documentation to Neose with respect to such Required Action, the parties shall promptly (and in any event within 10 days) submit the dispute to the IP Firm for a determination in accordance with Section 3.5 of whether the Applicable Standard has been satisfied with respect to the disputed Required Action.

         3.5 Within 30 days after a submission by Neose and Cytel for resolution of a disputed Required Action, the IP Firm shall determine and report to the parties whether Cytel has satisfied the Applicable Standard with respect to such disputed Required Action, and such report shall be final, binding and conclusive on the parties. Neose and Cytel shall each pay one-half of the fees and disbursements of the IP Firm incurred in connection with resolving any such dispute.

         3.6 Upon a final determination that Cytel has satisfied the Applicable Standard with respect to a Required Action, either by (i) Neose failing to provide a Dispute Notice to Cytel with respect to such Required Action by the end of the 30-day period specified in Section 3.2, or (ii) Neose failing to provide a Dispute Notice to Cytel with respect to such Required Action by the end of the 15-day period specified in Section 3.4, or (iii) by the issuance by the IP Firm of a report to Neose and Cytel that Cytel has satisfied the Applicable Standard with respect to such Required Action, Neose and Cytel shall, within five days of the event specified in clauses (i), (ii) or (iii) above, issue a joint written statement to the Escrow Agent that such relevant Required Action has been completed (each, a "Completion Statement"). The Completion Statement shall clearly identify which Required Action has been completed by reference to the relevant subsection number of Section 3.1.

4. Payment of Escrow Funds and Investment Income; Termination of Escrow.

         4.1 Upon its receipt of the first Completion Statement, if any, for a Required Action under Section 3.1, the Escrow Agent shall promptly deliver to Cytel from the Escrow Funds the

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


amount of [*], plus all Investment Income thereon, by cashier's check. Upon its receipt of the second Completion Statement, if any, for a Required Action under
Section 3.1, the Escrow Agent shall promptly deliver to Cytel from the Escrow Funds the amount of [*], plus all Investment Income thereon, by cashier's check. Upon its receipt of the third and final Completion Statement, if any, for a Required Action under Section 3.1, the Escrow Agent shall promptly deliver to Cytel from the Escrow Funds [*], plus all Investment Income thereon, by cashier's check.

         4.2 If Cytel shall have failed to complete all Required Actions under
Section 3.1 prior to the Completion Date, as evidenced by the Escrow Agent's failure to receive a Completion Statement for each of the Required Actions under Sections 3.1.1, 3.1.2 and 3.1.3 on or prior to [*], then promptly after such date the Escrow Agent shall deliver to Neose by cashier's check all remaining Escrow Funds, plus all Investment Income thereon, that have not been disbursed by the Escrow Agent to Cytel pursuant to Section 4.1.

         4.3 Upon the delivery by the Escrow Agent of all Escrow Funds and Investment Income pursuant to Section 4.1 and/or Section 4.2, this Escrow Agreement shall terminate. All rights and obligations of the parties hereto arising prior to the termination of this Escrow Agreement shall survive any such termination.

5.       Expenses.

         All expenses and fees (including reasonable attorneys' fees) of the Escrow Agent shall be paid in equal amounts by Neose and Cytel. The Escrow Agent's fee schedule is attached hereto as Exhibit B and incorporated herein. To the extent the Escrow Agent requires the advance payment of any expenses and fees, Neose and Cytel each shall pay one-half of such expenses and fees simultaneously with the execution hereof and the deposit of the Escrow Funds. Neose and Cytel shall each bear their own expenses in connection with the resolution of any Required Action or other dispute with respect to this Escrow Agreement, except as otherwise expressly provided herein or in the Asset Purchase Agreement.

6.       Notices.


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* INDICATES PORTION OF THIS EXHIBIT THAT HAVE BEEN OMITTED. SUCH PORTIONS HAVE
BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

         All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number (with such receipt being confirmed by the sender) set forth below, unless such address or fax number is changed by notice to the other parties hereto:

         6.1      If to Neose:

                           Neose Technologies, Inc.
                           102 Witmer Road
                           Horsham, PA 19044
                           FAX: (215) 441-5896
                           Attention: Chief Executive Officer

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           1701 Market Street
                           Philadelphia, PA 19103
                           Fax: (215) 963-5299
                           Attention: David R. King, Esquire

         6.2      If to Cytel:

                           Cytel Corporation
                           9393 Towne Centre Drive
                           San Diego, CA 92121
                           Fax: (619) 552-3025
                           Attention: Chief Executive Officer

                           with a copy to:

                           Cooley Godward LLP
                           4365 Executive Drive, Suite 1100
                           San Diego, CA 92121-2128
                           Fax: (619) 453-3555
                           Attention: L. Kay Chandler, Esquire

         6.3      If to the Escrow Agent:

                           Chase Manhattan Trust Company, National Association Corporate Trust Department
                           1600 Market Street
                           30th Floor
                           Philadelphia, Pennsylvania 19103
                           Attn.: Stuart P. Papavassiliou, Asst. Vice President
                           Fax: (215) 585-8872


7.       Liability of Escrow Agent.

         7.1 Neose and Cytel, jointly and severally, shall indemnify the Escrow Agent and hold it harmless from and against any losses, liabilities, expenses (including reasonable attorneys' fees and expenses), claims or damages arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for losses, liabilities, expenses, claims or damages resulting from the gross negligence or willful misconduct of the Escrow Agent. These indemnities shall survive the resignation of the Escrow Agent and the termination of this Escrow Agreement.

         7.2 The Escrow Agent shall have no duties except those specifically set forth in this Escrow Agreement and shall not be subject to, nor have any liability or responsibility under, any other agreement or document the parties hereto may be responsible for, even if same is referenced herein.

         7.3 The Escrow Agent shall be protected in acting upon written instructions from Neose and Cytel if it, in good faith, believes such written instructions to be genuine and what they purport to be.

         7.4 The Escrow Agent may confer with legal counsel, including its own in-house counsel, in the event of any dispute or questions as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and be fully protected in acting in accordance with the opinions of such counsel except to the extent of any willful misconduct or gross negligence of the Escrow Agent.

         7.5 If a dispute arises between or among any of the parties to this Escrow Agreement, the Escrow Agent shall be entitled, at its option, and upon written notice to Neose and Cytel, to tender into the custody of any court of competent jurisdiction in Delaware the Escrow Funds, any Investment Income and all materials that the Escrow Agent may be holding under this Escrow Agreement and to begin such legal proceedings as the Escrow Agent deems appropriate. After taking such actions, the Escrow Agent shall then be discharged from any further duties and liability under this Escrow Agreement except to the extent of any prior willful misconduct or gross negligence of the Escrow Agent.


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


8.       Resignation and Removal of Escrow Agent.

         The Escrow Agent may resign at any time and for any reason upon notice to Neose and Cytel given at least 30 days prior to the effective date of such resignation. During such 30-day period, Neose and Cytel shall endeavor to agree upon a successor Escrow Agent. If Neose and Cytel fail to agree on a successor Escrow Agent within such 30-day period, the Escrow Agent shall deliver the Escrow Funds, any Investment Income and all materials that it may then be holding to a court in accordance with Section 7.5 above. If the Escrow Agent becomes unable to fulfill its duties hereunder, or if for any reason, Neose and Cytel desire to remove the Escrow Agent hereunder, Neose and Cytel may jointly appoint a successor Escrow Agent for the purposes of this Escrow Agreement. Upon the appointment of any successor Escrow Agent under this Escrow Agreement, the successor Escrow Agent shall have all the rights, duties and powers that applied to the original Escrow Agent hereunder. Upon any resignation or removal of the Escrow Agent under this Section 8, all amounts paid or to be paid to the Escrow Agent shall be prorated from the date of this Agreement through the effective date of such resignation or removal.

9.       General.

         9.1 This Escrow Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to its provisions concerning conflict of laws.

         9.2 The parties hereto agree to execute and deliver any and all papers and documents necessary to complete the actions contemplated hereby.

         9.3 This Escrow Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective legal representatives, successors and permitted assigns of the parties hereto. Nothing in this Escrow Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement. Neither Neose nor Cytel shall assign or otherwise transfer this Escrow Agreement or any right, benefit or obligation hereunder (whether by operation of law or otherwise) to any other person without the prior written consent of the other party; provided, however, that (i) Neose may (a) assign or otherwise transfer any or all of its rights and interests hereunder to one or more of its Affiliates, and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Neose nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (ii) either party may assign or otherwise transfer any or all of its rights and interests hereunder in connection with the sale of all or substantially all of its assets or business, whether by way of merger, sale of stock, sale of assets or other similar transaction (in any or all of which cases such party nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         9.4 This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. This Agreement (including the Exhibits hereto), together with the Asset Purchase Agreement, sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes all prior agreements or understandings, oral or written, between the parties regarding those matters.

         9.5 This Escrow Agreement may be executed in two or more counterparts, each of which shall be binding as the date first written above, all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first written above.

                                   NEOSE TECHNOLOGIES, INC.


                                   By: /s/ P. Sherrill Neff
                                       --------------------------------
                                       P. Sherrill Neff
                                       President and Chief Financial Officer


                                   CYTEL CORPORATION


                                   By: /s/ Virgil Thompson
                                       --------------------------------
                                       Virgil Thompson
                                       President and Chief Executive Officer


                                   CHASE MANHATTAN TRUST COMPANY,
                                   NATIONAL ASSOCIATION,
                                   as Escrow Agent


                                   By:  /s/ Stuart P. Papavassiliou
                                        ------------------------------
                                        Stuart P. Papavassiliou
                                        Assistant Vice President

                                   EXHIBIT A


Section 3.1.1

[*], and all [*], of any of the foregoing, and any [*] from any of the foregoing.


Section 3.1.2

[*], any related [*] and all [*], of any of the foregoing, and any [*] from any of the foregoing.



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* INDICATES PORTIONS OF THIS EXHIBIT THAT HAVE BEEN OMITTED. SUCH PORTIONS HAVE
BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.